CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Spindle, Inc. (the “Company”) for the period ending December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, the undersigned, certify, to the best of our knowledge, that:

(1)

The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Jack A. Scott

     Jack A. Scott

     Chief Executive Officer, Chief Financial Officer,

     Principal Executive Officer and Principal Accounting Officer

     April 17, 2018